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office/word/2003/wordml013fSUB ITEM 77Q1(a)



An Amendment dated November 14, 2008, to the Amended and Restated Declaration of Trust, dated December 16, 2004, is contained in Post-Effective Amendment No. 48 to the Registration Statement of MFS Series Trust IV (File Nos. 2-54607 and 811-2594), as filed with the Securities and Exchange Commission via EDGAR on December 23, 2008, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.